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EXHIBIT 99.2

CERTIFICATION
of the Chief Financial Officer

        I, Stephen G. Burke, Chief Financial Officer of Fischer Imaging Corporation (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
the report of the Company on Form 10-Q for the quarterly period ended June 30, 2002, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 13, 2002

/s/ Stephen G. Burke
Stephen G. Burke Chief Financial Officer

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  EXHIBIT 99.2
CERTIFICATION of the Chief Financial Officer